Exhibit 10.5
EURO/GBP CREDIT FACILITY
GUARANTY AGREEMENT
          THIS GUARANTY is made as of the 26th day of May, 2006, by and between EWI Foreign Holdings Ltd, a company organized under the laws of Cyprus (the “Guarantor”), and Bank of America, N.A. (“Bank of America”), a national banking association, as agent (in such capacity, the “Agent”), pursuant to that certain Credit Agreement dated as of October 25, 2004, by and among Euronet Worldwide, Inc., a Delaware corporation (the “Borrower Agent”), e-pay Holdings, Limited, a limited liability company incorporated in England and Wales, Delta Euronet GmbH, a German company with limited liability (collectively the “Borrowers”), the Agent and the financial institutions party thereto from time to time as Lenders, as amended or otherwise modified by that certain Amendment No. 1 and Limited Waiver, dated as of December 14, 2004, that certain Limited Waiver dated as of December 23, 2004, that certain Limited Waiver dated as of February 10, 2005, that certain Amendment No. 2, dated as of March 14, 2005, that certain Limited Waiver dated as of May 11, 2005, that certain Limited Waiver dated as of May 17, 2005, that certain Amendment No. 3 dated as of May 25, 2005, that certain Amendment No. 4 dated as of June 8, 2005, that certain Limited Waiver dated as of June 9, 2005, that certain Amendment No. 5 dated as of June 16, 2005, that certain Amendment No. 6 dated as of July 15, 2005, that certain Amendment No. 7 dated as of September 28, 2005, that certain Limited Waiver dated as of November 4, 2005, that certain Amendment No. 8 dated as of November 17, 2005, and that certain Amendment No. 9 dated as of the date hereof (as so amended or otherwise modified and as from time to time further amended, restated, supplemented or otherwise modified, the “Credit Agreement”).
          WHEREAS, Guarantor is a Subsidiary of the Borrower Agent and an Affiliate of the Borrowers and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to Borrower pursuant to the Credit Agreement and the other Loan Documents; and
          WHEREAS, in order to induce the Agent and the Lenders to make Loans pursuant to the Credit Agreement, certain direct and indirect Subsidiaries of the Borrower Agent (other than the Borrowers), including the Guarantor, have agreed to provide guarantees of the Borrowers’ Obligations under the Credit Agreement and the other Loan Documents;
          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loans and other financial accommodations under the Credit Agreement and the other Loan Documents, it is agreed as follows:

ARTICLE 1
DEFINITIONS
          Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.
          References to this “Guaranty” or this “Agreement” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.
ARTICLE 2
     2.1 Guaranty of Guaranteed Obligations of Borrower. The Guarantor unconditionally guarantees to Agent and Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrowers (hereinafter the “Guaranteed Obligations”). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:
     (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which any obligor for the Guaranteed Obligations is or may become a party;
     (b) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by Agent and/or Lenders with respect to any of the provisions thereof;
     (c) the existence, value or condition of, or failure to perfect its Liens against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof (including, without limitation, the release of any such security); or
     (d) the insolvency of the Borrowers or any other obligor for the Guaranteed Obligations; or
     (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until all Commitments under the Credit Agreement to lend have been terminated and all Obligations have been indefeasibly paid in full in cash. Upon the occurrence and during the continuance of an Event of Default, the Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. The Guarantor agrees that any notice or directive given at any time to Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Agent and the Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Agent and the Lenders have specifically agreed otherwise in writing. It is agreed among the Guarantor, the Agent and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and that, but for this Guaranty and such waivers, Agent and Lenders would decline to enter into the Credit Agreement and the other Loan Documents.
     2.2 Demand by Agent or Lenders. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement or any other Loan Document (including all accrued interest thereon) is declared to be immediately due and payable, then the Guarantor shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by the Guarantor shall be made to Agent in immediately available Dollars or an Optional Currency, calculated at the Exchange Rate to an account designated by Agent or at the address set forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.
     2.3 Enforcement of Guaranty. In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against the Borrowers or any obligor for the Guaranteed Obligations or any Collateral pledged to secure the Guaranteed Obligations before seeking satisfaction from the Guarantor, and Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Agent’s rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.
     2.4 Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its Guaranteed Obligations under, or the enforcement by Agent or Lenders of, this Guaranty. The Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Borrower’s financial condition or any other fact which might increase the risk to the Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against the Agent or the Lenders or any obligor for the Guaranteed Obligations. The Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Agent or any Lender or any other obligor for the Guaranteed Obligations which may arise in the future.

     2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of the Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any obligor for the Guaranteed Obligations and the Agent or the Lenders, the obligations of any obligor for the Guaranteed Obligations under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by Agent or any Lender to any Person or Persons, any reference to “Agent” or “Lender” herein shall be deemed to refer equally to such Person or Persons.
     2.6 Modification of Guaranteed Obligations, Etc. Guarantor hereby acknowledges and agrees that the Agent and the Lenders may at any time or from time to time, with or without the consent of, or notice to, the Guarantor or any other obligor for the Guaranteed Obligations:
     (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;
     (b) take any action under or in respect of the Credit Agreement or any other Loan Document in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;
     (c) amend or modify, in any manner whatsoever, the Credit Agreement or any other Loan Document;
     (d) extend or waive the time for any obligor for the Guaranteed Obligations performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement or any other Loan Document, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
     (e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Agent or the Lenders have been granted a Lien, to secure any Obligations;
     (f) release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or any other obligor for the Guaranteed Obligations to the Agent or any Lender;
     (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or any other obligor for the Guaranteed Obligations are subordinated to the claims of the Agent and the Lenders; and/or
     (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or other obligor for the Guaranteed Obligations to the Agent or any Lender in such manner as the Agent or any Lender shall determine in its discretion;

and the Agent and the Lenders shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.
     2.7 Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Guarantor or any other obligor for the Guaranteed Obligations for liquidation or reorganization, should the Guarantor or any other obligor for the Guaranteed Obligations become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the assets of such Guarantor or any obligor for the Guaranteed Obligations, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Lender, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     2.8 Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, Guarantor hereby:
     (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until all commitments under the Credit Agreement to lend have terminated and all Obligations of Borrower have been indefeasibly paid in full in cash, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against any obligor for the Guaranteed Obligations in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and
     (b) acknowledges and agrees (i) that this waiver is intended to benefit the Agent and the Lenders and shall not limit or otherwise effect the Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that the Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.
     2.9 Election of Remedies. If the Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving the Agent and the Lenders a Lien upon any Collateral owned by any obligor for the Guaranteed Obligations, either by judicial foreclosure or by non-judicial sale or enforcement, the Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, the Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any obligor for the Guaranteed Obligations, whether because of any applicable laws pertaining to “election of remedies” or the like, the Guarantor hereby consents to such action by the Agent and waives any claim based upon such action, even if such action by the Agent shall result in a full or partial loss of any rights of subrogation which the Guarantor might otherwise have had but for such action by the Agent. Any election of remedies which results in the denial or impairment of the right of the Agent to seek a deficiency judgment against any obligor for the Guaranteed Obligations shall not impair the Guarantor’s obligation to pay the full amount of the Guaranteed Obligations. In the event the Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, the Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by the Agent but shall be credited against the Guaranteed Obligations. To the fullest extent permitted by law, the amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty.
     2.10 Funds Transfers. If the Guarantor shall engage in any transaction as a result of which the Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any issuance or sale of Guarantor’s capital stock or any sale of its assets), to the extent the Borrowers are unable to make such mandatory prepayment, the Guarantor shall distribute to, or make a contribution to the capital of, the Borrowers an amount equal to the mandatory prepayment required under the terms of the Credit Agreement.
ARTICLE 3
DELIVERIES
          In a form satisfactory to Agent, Guarantor shall deliver to Agent (with sufficient copies for each Lender), concurrently with the execution of this Guaranty and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantor to Agent under the Credit Agreement.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
          To induce Lenders to make the Loans under the Credit Agreement, Guarantor makes the following representations and warranties to the Agent and each Lender, each and all of which shall survive the execution and delivery of this Guaranty:
     4.1 Corporate Existence and Standing. Guarantor is a corporation or company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to own its property and to carry on its business in each jurisdiction where the failure to so qualify would have a material adverse effect on its business, properties, assets, operations or financial condition taken as a whole.

     4.2 Authorization and Validity. Guarantor has the power and authority and legal right to execute and deliver this Agreement and each other Loan Document to which it is a party and to perform its obligations thereunder. Such execution and delivery have been duly authorized by proper proceedings, and this Agreement and such other Loan Documents constitute the legal, valid and binding obligations of Guarantor, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, liquidation, moratorium, and other similar laws affecting the rights and remedies of creditors generally and (ii) by general principles of equity (regardless of whether such enforcement is considered in equity or at law).
     4.3 No Conflict; Governmental Consent. The execution, delivery and performance of this Agreement and the other Loan Documents to which Guarantor is a party will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Guarantor, any provision of Guarantor’s respective articles or certificate of incorporation or organization, by-laws or other charter documents, or the provisions of any indenture, instrument or other written or oral agreement to which Guarantor is a party or is subject or by which the Guarantor or any of its property is bound, or conflict therewith or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any of its property pursuant to the terms of any such indenture, instrument or agreement (other than any Lien permitted by Section 10.2 of the Credit Agreement). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required by or in respect of the Guarantor to authorize or is required in connection with the execution, delivery and performance of or the enforceability of this Agreement or any of the other Loan Documents to which Guarantor is a party, except as otherwise required by the terms of such Loan Document.
     4.4 Compliance with Laws; Environmental and Safety Matters. (a) Guarantor represents and warrants to the Agent and the Lenders that Guarantor has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or Governmental Authority having jurisdiction over the conduct of its businesses or the ownership of its respective properties except to the extent that such non-compliance will not have a material adverse effect on the financial condition or business operations of Borrowers, on a consolidated basis or on the Euronet Entities on a consolidated basis.
     (b) Guarantor has complied with all federal, national, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution, environmental regulation or control, or employee health or safety, except to the extent that such non-compliance will not have a material adverse effect on the financial condition or business operations of the Borrowers on a consolidated basis; Guarantor has not received any written notice of any failure so to comply; and none of Guarantor’s facilities treat, store or dispose of any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances (collectively, “Hazardous Materials”) similarly denominated, as those terms or similar terms are used in RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act or any other state, local or federal applicable law, ordinance, rule or regulation relating to environmental pollution, environmental regulation or control or employee health and safety (collectively, “Environmental Laws”) in a quantity or manner that requires a permit, registration, or another notification or authorization from a Governmental Authority except for the treatment, storage, or disposal of Hazardous Materials in a quantity or manner which, if in non-compliance with Environmental Laws, would not have a material adverse effect on the Borrowers’ financial condition or business operations, taken as a whole. The conduct of the business and the condition of the property of Guarantor does not violate any Environmental Laws or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials. Guarantor is not aware of any events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability on the part of the Borrowers taken as a whole.
     4.5 Ownership of Properties; Collateral Liens. Guarantor has good title, free and clear of all Liens (other than those permitted by Section 10.2 of the Credit Agreement), to all of the properties and assets reflected in its financial statements as owned by it, and its interest in all other properties and assets in or to which it has an interest as a lessee, licensee or otherwise is free and clear of all Liens (other than those permitted under Section 10.2 of the Credit Agreement).
     4.6 Taxes. Guarantor has filed all federal tax returns and all other tax returns which are required to be filed and paid all taxes due pursuant to said returns or pursuant to any assessment received by it, including without limitation all federal and state withholding taxes and all taxes required to be paid pursuant to applicable law, except such taxes, if any, as are being contested in good faith, by appropriate proceedings and as to which adequate charges, accruals and reserves have been set aside. No tax Liens have been filed, and no claims are being asserted with respect to any such taxes, except such tax Liens and claims that will not have a material adverse effect in the aggregate, on the assets, business, operations or financial condition of the Euronet entities on a consolidated basis. The charges, accruals and reserves on the books of the Euronet Entities, on a consolidated basis, in respect of any taxes or other governmental charges are adequate.
     4.7 Solvency. Guarantor reasonably anticipates that it will be able to meet its debts as they mature. Guarantor has adequate capital to conduct the business in which it is engaged.
     4.8 Executive Offices. Guarantor’s executive office and principal place of business are as set forth on Schedule 4.8.
ARTICLE 5
COVENANTS
     Guarantor agrees that it will:
     5.1 Conduct of Business and Maintenance of Properties. Carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; maintain, preserve, protect and keep its properties in good repair, working order and condition; and comply in all material respects with all agreements and instruments to which it is a party.

     5.2 Insurance. Maintain with financially sound and reputable insurance companies, insurance on all its property, covering such liabilities and such risks (including business interruption risks) and in such amounts as is consistent with sound business practice and reasonably satisfactory to the Agent and furnish to the Agent upon request full information as to the insurance carried.
     5.3 Compliance with Laws and Taxes. Comply with, any and all laws, statutes, rules, regulations, orders, judgments, decrees and awards, a violation of which, in any respect, taken as a whole, may materially and adversely affect the Guarantor’s business, assets, operations or condition, financial condition taken as a whole, including, without limitation, those regarding the collection, payment and deposit of employees’ income, unemployment, and Social Security taxes (or similarly established social insurance and healthcare taxes) and those regarding environmental matters; pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside; make a timely payment or deposit of all FICA payments and withholding taxes (or similarly established social insurance and healthcare taxes) required of it under applicable law; and, upon request, furnish to the Agent evidence satisfactory to the Agent that such payments have been made.
     5.4 Financial Statements, Reports, etc. Maintain a system of accounting established and administered in accordance with GAAP (as adopted in the United States).
     5.5 Further Assurances. The Guarantor agrees, upon the written request of Agent or any Lender, to execute and deliver to Agent or such Lender, from time to time, any additional instruments or documents reasonably considered necessary by Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.
ARTICLE 6
PAYMENTS FREE AND CLEAR OF TAXES
          All payments required to be made by Guarantor hereunder shall be made to Agent and Lenders free and clear of, and without deduction for, any and all present and future taxes. If Guarantor shall be required by law to deduct any withholding taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Guarantor shall not be required, however, to gross up payments to Agent or Lenders for an amount higher than the withholding tax rate established in the treaty existing at such time of payment between Guarantor’s country of legal domicile and the United States. Within thirty (30) days after the date of any payment of taxes, or within five (5) Business Days following receipt by Guarantor of evidence of payment from Guarantor’s taxing authority, whichever is later,Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of withholding taxes

(including any withholding taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted, so long as paid by such Agent or such Lender in good faith.
ARTICLE 7
OTHER TERMS
     7.1 Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
     7.2 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     7.3 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     7.4 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or other telegraphic communications equipment of the sending party, as follows:
if to Guarantor, to it c/o Euronet Worldwide, Inc. at 4601 College Boulevard, Suite 300, Leawood, Kansas 66211 (Facsimile: 913-327-1921).
if to the Agent, to it at PO Box 219038, MO8-060-12-02, 64121-9038, Attention: Middle Market Banking (Facsimile: 816-979-7174) (if by hand delivery or overnight courier service then to 1200 Main, Suite 1400, Kansas City, Missouri 64105, Attention: Middle Market Banking) with a required copy to Scott Long, Lathrop & Gage L.C., 2345 Grand Boulevard, Kansas City, Missouri 64108 (Facsimile: 816/292-2001);
or to such other address or telecopy number as any party may direct by notice given as provided in this Section 7.4. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, if received on or before 5:00 p.m., local time of the recipient, on a Business Day, or on the next Business Day if received after 5:00 p.m.

on a Business Day or on a day that is not a Business Day, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.4 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.4.
     7.5 Successors and Assigns; Participations. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. The Agent and any Lender may assign or delegate to one or more of its Affiliates all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans and the Note). Each Lender may sell participations to one or more of its Affiliates in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans and the Notes). Each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.5, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower Agent, the Borrowers and the Euronet Entities furnished to the Agent or the Lenders by or on behalf of the Borrower Agent or any Borrower.
     7.6 No Waiver; Cumulative Remedies; Amendments. Neither the Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by the Agent, for itself and the ratable benefit of the Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by the Agent and the Guarantor.
     7.7 Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until all commitments under the Credit Agreement (including any amendment, restatement or refinancing thereof with Bank of America) to lend have been terminated and all Obligations of Borrowers have been indefeasibly paid in full. Upon payment and performance in full of the Guaranteed Obligations, Agent shall deliver to the Guarantor such documents as the Guarantor may reasonably request to evidence such termination.
     7.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall constitute but one contract.
     7.9 Applicable Law. This Agreement and the other Loan Documents shall be governed by and construed and enforced under and in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within said state, without giving effect to choice of law or conflict of law principles.

     7.10 ARBITRATION. (a) EXCEPT AS SET OUT BELOW, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT (COLLECTIVELY, “CLAIM”), SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT ADOPTED BY THE UNITED STATES (OR IF NOT APPLICABLE, THE APPLICABLE LAW IN THE STATE OF MISSOURI), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF (“J.A.M.S.”), AND THE “SPECIAL RULES” SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CLAIM IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR ANY JUDICIAL RELIEF SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.
     (b) SPECIAL RULES. ANY ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF BORROWER AGENT’S DOMICILE AT THE TIME OF THE EXECUTION OF THIS AGREEMENT, OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATION SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR. THE ARBITRATOR SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.
     (c) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II)) BE A WAIVER BY AGENT OR ANY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF ANY PARTY HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST OR SELL ANY REAL OR PERSONAL PROPERTY OR COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A

RECEIVER, ANY PARTY MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE OR SELL COLLATERAL OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NONE OF THESE ACTIONS SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CLAIM OCCASIONING RESORT TO SUCH REMEDIES OR PROCEDURES.
     (d) WAIVER OF CERTAIN DAMAGES. THE PARTIES HERETO WAIVE ANY RIGHT OR REMEDY EITHER MAY HAVE AGAINST THE OTHER TO RECOVER PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF ANY CLAIM WHETHER THE CLAIM IS RESOLVED BY ARBITRATION OR BY JUDICIAL ACTION.
ARTICLE 8
NEGATIVE PLEDGE
     Guarantor covenants and agrees that it shall not permit to exist any Lien on any of its property, except Liens of the nature or type the Euronet Entities are permitted to have pursuant to Section 10.2 of the Credit Agreement. On the request of the Agent, the Guarantor will execute acknowledgments or other forms of notice of such negative pledge, and the Agent may record or file the same in the appropriate filing offices.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty Agreement as of the date first above written.
THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

EWI FOREIGN HOLDINGS LTD

By:	/s/ Eric Mettemeyer

Name:	Eric Mettemeyer
Title:	Director

BANK OF AMERICA, N.A., as Agent

By:	/s/ John Mills
Name:	John P. Mills
Title:	Vice President
Signature Page to Guaranty of
Euronet Foreign Holdings Ltd

SCHEDULE 4.8
Julia House
3 Themistocles Dervis Street
CY-1066 Nicosia, Cyprus